Railway Operating Revenues Analysis

	Revenues		Units		Revenue per Unit
		($ in millions)		(in thousands)		($ per unit)

Commodity and Period	2019	2018	2019	2018	2019	2018

First Quarter
Agriculture, forest and consumer products	$558	$594	190.7	211.2	$2,927	$2,811
Chemicals	507	400	145.0	106.5	3,495	3,751
Metals and construction	370	368	164.4	185.6	2,255	1,985
Automotive	251	243	98.1	102.8	2,557	2,362
Merchandise	1,686	1,605	598.2	606.1	2,819	2,647
Intermodal	719	678	1,071.0	1,049.2	671	647
Coal	435	434	236.3	249.1	1,839	1,743
Total	$2,840	$2,717	1,905.5	1,904.4	1,490	1,427

Second Quarter
Agriculture, forest and consumer products	$577	$629	200.6	221.7	$2,875	$2,839
Chemicals	544	396	153.7	108.1	3,541	3,670
Metals and construction	384	440	182.1	221.0	2,104	1,986
Automotive	251	253	101.8	104.7	2,471	2,421
Merchandise	1,756	1,718	638.2	655.5	2,751	2,621
Intermodal	701	714	1,048.5	1,091.8	668	654
Coal	468	466	258.3	273.6	1,815	1,704
Total	$2,925	$2,898	1,945.0	2,020.9	1,504	1,434

Third Quarter
Agriculture, forest and consumer products	$572	$653	191.7	223.2	$2,984	$2,926
Chemicals	535	426	148.2	114.6	3,609	3,719
Metals and construction	377	413	182.5	209.6	2,066	1,972
Automotive	247	245	99.5	98.4	2,480	2,486
Merchandise	1,731	1,737	621.9	645.8	2,783	2,690
Intermodal	707	746	1,059.9	1,116.2	668	669
Coal	403	464	218.7	255.8	1,842	1,812
Total	$2,841	$2,947	1,900.5	2,017.8	1,495	1,461

Fourth Quarter
Agriculture, forest and consumer products	$549	$647	180.7	217.6	$3,036	$2,974
Chemicals	506	412	142.0	112.7	3,565	3,652
Metals and construction	330	375	156.1	183.4	2,119	2,044
Automotive	245	250	95.3	98.0	2,563	2,550
Merchandise	1,630	1,684	574.1	611.7	2,839	2,752
Intermodal	697	755	1,027.8	1,118.5	678	675
Coal	363	457	200.7	255.0	1,811	1,792
Total	$2,690	$2,896	1,802.6	1,985.2	1,492	1,458

Year
Agriculture, forest and consumer products	$2,256	$2,523	763.7	873.7	$2,953	$2,888
Chemicals	2,092	1,634	588.9	441.9	3,553	3,697
Metals and construction	1,461	1,596	685.1	799.6	2,133	1,996
Automotive	994	991	394.7	403.9	2,517	2,453
Merchandise	6,803	6,744	2,432.4	2,519.1	2,797	2,677
Intermodal	2,824	2,893	4,207.2	4,375.7	671	661
Coal	1,669	1,821	914.0	1,033.5	1,826	1,762
Total	$11,296	$11,458	7,553.6	7,928.3	1,495	1,445